Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-77300, 33-80155; Nos. 333-53181, 333-63345, and 333-94555 on Form S-8, and Nos. 33-96766, 333-46574, 333-46578, and 333-53720 on Form S-3 of SangStat Medical Corporation of our report dated February 13, 2001 (March 13, 2001 as to Note 15), appearing in this Annual Report on Form 10-K of SangStat Medical Corporation for the year ended December 31, 2000.

DELOITTE & TOUCHE LLP

San Jose, California
March 29, 2001